Consent of Independent Auditors



We consent to the reference to our firm as experts under the caption "Independent Accountants" in the Registration Statement on Form S-3 and related prospectus of Lehman Brothers Inc. (the "Company") for the registration of $750,000,000 of debt securities and in a post effective amendment to the Registration Statement on Form S-3 (File No. 33-51837) of the Company and to the incorporation by reference therein of our report dated January 5, 1995, appearing in the Company's Transition Report on Form 10-K for the eleven months ended November 30, 1994.



                                                           Ernst & Young LLP

New York, New York
October 23, 1995